Exhibit D

REGISTRATION RIGHTS AGREEMENT

by and between

II-VI INCORPORATED

and

BCPE WATSON (DE) SPV, LP

Dated as of March 31, 2021

-i-

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of March 31, 2021, by and between II-VI Incorporated, a Pennsylvania corporation (the “Company”), and BCPE Watson (DE) SPV, LP, a Delaware limited partnership (the “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A. The Purchaser and any other party that may become a party hereto pursuant to Section 5.1 are referred to collectively as the “Investors” and individually each as an “Investor”.

WHEREAS, the Company and the Purchaser are parties to the Amended and Restated Investment Agreement, dated as of March 30, 2021 (as it may be amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Purchaser, and the Purchaser is purchasing from the Company, on the terms and subject to the conditions set forth in the Investment Agreement, 75,000 shares of the Company’s Series B-1 Convertible Preferred Stock, no par value (the “Series B-1 Preferred Stock”), and, on the terms and subject to the conditions in the Investment Agreement, will sell to the Purchaser up to an additional 75,000 shares of the Company’s Series B-2 Convertible Preferred Stock, no par value (the “Series B-2 Preferred Stock”) and up to an additional 50,000 shares of the Company’s Series B-3 Convertible Preferred Stock, no par value (together with the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, the “Series B Preferred Stock”); and

WHEREAS, as a condition to the obligations of the Company and the Purchaser under the Investment Agreement, the Company and the Purchaser are entering into this Agreement for the purpose of granting certain registration rights to the Investors.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Resale Shelf Registration

Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to, promptly following such date as the Form S-4 (as defined in the Target Merger Agreement) has been declared effective by the SEC or, if earlier the termination of the Target Merger Agreement in accordance with its terms (and in any event, provided that the Holders have sufficiently in advance provided such information as the Company may reasonably request), prepare and file a registration statement covering the sale or distribution from time to time by the Relevant Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the securities that are Registrable Securities at such time on Form S-3, then the Company shall use its commercially reasonable efforts to prepare and file a registration statement on another appropriate form which shall provide for the registration of such Registrable Securities for resale by the Relevant Holders in accordance with any reasonable method of distribution elected by such Relevant Holders) (any such registration statement, the “Resale Shelf Registration Statement”)

and, if applicable, shall use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that may become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company for such registration). Following the earlier to occur of the termination of the Target Merger Agreement and the Subsequent Closing (as defined in the Investment Agreement) (the period prior to such earlier occurrence, the “Restricted Period”), the Company and the Investor will cooperate in good faith to promptly amend the Resale Registration Statement to provide for the registration of the Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders.

Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Registrable Securities on the Resale Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Relevant Holders or Holders, as applicable, the Resale Shelf Registration Statement shall register the resale of a number of shares of the Registrable Securities which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 1.1, the Company shall continue to its use commercially reasonable efforts to register all remaining Registrable Securities of the Relevant Holders or the Holders, as applicable, as set forth in this Section 1.1. In such event, the number of shares of Registrable Securities to be registered for each Holder in the Resale Shelf Registration Statement shall be reduced pro rata among all Holders on the basis of the percentage of the Registrable Securities owned by such Holders, provided, however, that, prior to reducing the number of shares of Registrable Securities to be registered for any Holder in such Resale Shelf Registration Statement, the Company shall first remove any shares of Registrable Securities to be registered for any Person other than a Holder that was proposed to be included in such Resale Shelf Registration Statement. The Company shall continue to use its commercially reasonable efforts to register all remaining Registrable Securities of the Relevant Holders or the Holders, as applicable, as promptly as practicable in accordance with the applicable rules, regulations and guidance of the SEC. Notwithstanding anything herein to the contrary, if the SEC, by written comment, limits the Company’s ability to file, or prohibits or delays the filing of, a Resale Shelf Registration Statement or a Subsequent Shelf Registration with respect to any or all the Registrable Securities, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “commercially reasonable efforts” as set forth above or elsewhere in this Agreement.

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Relevant Holders, or the Holders (as applicable) thereof of all securities that are Registrable Securities held by them as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is then available to the Company for such registration) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form (including Form S-1, if available) and shall provide for the registration of such Registrable Securities for resale by the Relevant Holders or Holders, as applicable, in accordance with any reasonable method of distribution elected by the applicable Holders.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5 Subsequent Holder Notice. If following the Restricted Period a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as reasonably practicable, following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file with any fiscal quarter more than one post-effective amendment or supplement to the related prospectus for such purpose.

(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as reasonably practicable; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Shelf Take-Downs.

(a) Subject to any applicable restrictions on transfer in the Investment Agreement or under applicable law, at any time that any Shelf Registration Statement is effective, if a Holder delivers a notice to the Company stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall, subject to the other applicable provisions of this Agreement, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

(b) Subject to any applicable restrictions on transfer in the Investment Agreement or under applicable law, a Holder holding Registrable Securities included on any Shelf Registration Statement may, after any Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Shelf Take-Down Notice”) specifying that a Shelf Offering is intended to be conducted through an Underwritten Offering (such Underwritten Offering, an “Underwritten Shelf Take-Down”), which shall specify the number of Registrable Securities intended to be included in such Underwritten Shelf Take-Down; provided, however, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an Underwritten Shelf Take-Down the anticipated gross proceeds of which shall be less than $150 million (the “Minimum Amount”) (unless all the Holders are proposing to sell all remaining Registrable Securities), (ii) launch an Underwritten Shelf Take-Down if the Holders have effected two (2) Underwritten Shelf Take-Downs pursuant to this Section 1.6 or (iii) launch an Underwritten Shelf Take-Down within the period commencing 20 days prior to and ending two (2) days following the Company’s scheduled earnings release date for any fiscal quarter or year (or such shorter period as is the Company’s customary “blackout window” applicable to directors and officers).

(c) In the event of an Underwritten Shelf Take-Down, the Holder(s) providing the Underwritten Shelf Take-Down Notice shall select the managing underwriter(s) to administer the Underwritten Shelf Take-Down; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. The Company and the Holders of Registrable Securities participating in an Underwritten Shelf Take-Down will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(d) The Company will not include in any Underwritten Shelf Take-Down pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Holder(s) participating in such Underwritten Shelf Take-Down. If the managing underwriter or underwriters advise the Company and the Holders in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities) requested to be included in such offering exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Shelf Take-Down, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities owned by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included.

Section 1.7 Piggyback Registration.

(a) Except with respect to a Demand Registration (as defined below), the procedures for which are addressed in Article II, if following the Restricted Period the Company proposes to file a registration statement under the Securities Act with respect to an offering, whether or not for sale for its own account, of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), in a manner that would permit registration of the Registrable Securities for sale for cash to the public under the Securities Act, then the Company shall give prompt written notice of such filing, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date (the “Piggyback Notice”) to the Holders of Registrable Securities. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities (but only Registrable Securities that are issued shares of Common Stock) as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.7(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) promptly following delivery of the Piggyback Notice (but in any event no later than three (3) Business Day prior to the filing of the Piggyback Registration Statement). The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 120 days after the effective date thereof and (y) consummation of the distribution by the Holders of all the Registrable Securities included in such registration statement. The Company may withdraw a Piggyback Registration Statement at any time prior to any sales being made pursuant to the Piggyback Registration Statement without incurring any liability to the Holders, in which case the Company shall be relieved of its obligation to register the Registrable Securities with respect to such withdrawn Piggyback Registration Statement.

(b) If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.7 are to be sold in an Underwritten Offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed Underwritten Offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the Underwritten Offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering advise the Company that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such Underwritten Offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account and (ii) second, the Registrable Securities of the Holders and any other persons with piggyback registration rights who have the right to participate and that have requested to participate in such offering, allocated pro rata among the selling shareholders according to the total number of securities entitled to be included therein owned by each selling shareholder and its Affiliates (other than the Company) or in such other proportions as shall mutually be agreed by such selling shareholders.

ARTICLE II

Demand Registration Rights

Section 2.1 Right to Demand Registrations. Subject to any applicable restrictions on transfer in the Investment Agreement or under applicable law, a Holder may, following the later of the one year anniversary of the date of this Agreement and the last day of the Restricted Period (but solely during any period that the Company is then ineligible under applicable law to register Registrable Securities under Form S-3 or, if the Company is so eligible but has failed to comply with its obligations under Section 1.1 or Section 1.3, and only if there is no Shelf Registration Statement then in effect covering all of the Registrable Securities held by such Holder of the class of securities sought to be registered), request, by providing written notice to the Company, that the Company effect the registration under the Securities Act of all or part of the securities that are Registrable Securities at such time (a “Demand Registration”). Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities, of each class, intended to be offered and sold pursuant to the Demand Registration and the intended method of distribution thereof, including whether it is intended to be an Underwritten Offering. As promptly as practicable after receipt of a Demand Registration Request, the Company shall, subject to Section 2.3, use commercially reasonable efforts to register all Registrable Securities that have been requested to be registered in the Demand Registration Request; provided, that the Company shall not be required to file a registration statement pursuant to this Section 2.1 (a “Demand Registration Statement”) (a) within sixty (60) days following the effective date of any prior Demand Registration Statement or (b) if the number of Registrable Securities proposed to be included therein does not either (i) equal or exceed the Minimum Amount (calculated on the basis of the average closing price of a share of the Common Stock on The Nasdaq Global Select Market over the five trading days preceding such Demand Registration Request in the case of a demand for the registration of offers of Common Stock) or (ii) represent all of the remaining Registrable Securities.

Section 2.2 Number of Demand Registrations. The Purchaser and its Permitted Transferees shall be entitled to deliver up to a total of five (5) Demand Registration Requests (which, for the avoidance of doubt, shall be separate from the Resale Shelf Registration Statement pursuant to Article I, other than any Underwritten Offering pursuant to Section 1.6, which shall be deemed a Demand Registration for purposes of this Section 2.2 and count towards the maximum number of Demand Registration Requests), provided that not more than one (1) Demand Registration Request shall be delivered in any fiscal quarter of the Company nor more than two

(2) Demand Registration Requests in any 12-month period; provided, further that a registration shall not count as one of the Demand Registration Requests (a) until it has become effective and (b) unless the Holders of Registrable Securities are able to register and sell at least 80% of the Registrable Securities requested to be included in such registration.

Section 2.3 Underwritten Offerings Pursuant to Demand Registrations. In the event of an Underwritten Offering pursuant to a Demand Registration, the Holder(s) delivering the Demand Registration Request shall select the managing underwriter(s) to administer such Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld. If the managing underwriter or underwriters advise the Company and the Holder(s) that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities) requested to be included in such offering exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (a) first, the Registrable Securities of the Holder(s) that have requested to participate in such Underwritten Offering, allocated pro rata among such Holder(s) on the basis of the percentage of the Registrable Securities owned by such Holder(s) (or allocated among such Holders as such Holders shall mutually agree in writing to the Company), and (b) second, any other securities of the Company to be sold for its account.

Section 2.4 Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable registration statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable registration statement with respect to any Registrable Securities (and for the avoidance of doubt the Company shall be deemed to have satisfied in full its obligations with respect to one Demand Registration if such Demand Registration Request was for an Underwritten Offering and the Company has taken significant steps in respect of the registration).

ARTICLE III

Additional Provisions Regarding Registration Rights

Section 3.1 Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I or Article II, the Company will:

(a) prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Holders’ intended method of distribution set forth in such registration statement for such period;

(c) furnish to the Holders copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement , and give reasonable consideration to the inclusion in such documents of any such comments reasonably and timely made; provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding a Holder;

(d) if requested by the managing underwriter or underwriters, if any, or the Holder(s), promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holder(s) may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 3.1(d) that are not, in the opinion of outside counsel for the Company, in compliance with applicable law;

(e) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Holder(s) and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Holder(s) or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f) as promptly as reasonably practicable notify the Holder(s) at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.3, at the request of the Holder(s), as promptly as reasonably practicable prepare and furnish to the Holder(s) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holder(s) of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g) use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Holder(s); provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdiction;

(h) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement, a placement agreement or equivalent agreement, in each case in accordance with the applicable provisions of this Agreement;

(i) in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering, including but not limited to management presentations (including “electronic road shows” in the nature of management presentations) or investor calls to the extent reasonably necessary to support the proposed sale of Registrable Securities pursuant to such Underwritten Offering (it being understood that the Company and its officers shall not be obligated to participate in any in-person road show presentations);

(j) use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) a “comfort” letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(k) in the event that the Registrable Securities covered by such registration statement are shares of Common Stock, use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(l) in connection with a customary due diligence review, make available for inspection by the Holder(s), any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holder(s) or underwriter (collectively, the “Offering Persons”), at the offices where normally kept or electronically, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known

(after due inquiry) to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, such information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Offering Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);

(m) cooperate with the Holder(s) and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC;

(n) as promptly as reasonably practicable notify the Holder(s) (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and

(o) take all other reasonable steps, at the written request of the Holders, necessary to effect the registration and offer and sale of the Registrable Securities as required hereby.

Section 3.2 Interruption Period(a) . The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f), 3.1(n)(ii) or 3.1(n)(iii), the Holders shall, and the Purchaser shall cause each other Holder to, discontinue the disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Holders shall use commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the sole discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Holders that such Interruption Period is no longer applicable.

Section 3.3 Suspension. In the case of any registration of Registrable Securities effected by the Company pursuant to Article I or Article II, the Company shall be entitled on up to three (3) occasions in any twelve (12) month period, by providing written notice to the Holders for a period of time not to exceed 105 days in the aggregate in such twelve (12) month period, to (a) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (b) suspend the use of any prospectus and registration statement covering any Registrable Securities and (c) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders a certificate signed by an executive officer certifying that such suspension is for a valid business purpose determined by the Company in good faith and that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension, in accordance with the specifications set forth in this Section 3.3. The Purchaser shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 3.1(l). If the Company postpones registration of Registrable Securities in response to an Underwritten Shelf Take-Down Notice or requires the Holders to suspend any Underwritten Offering, the applicable Holders shall be entitled to withdraw such Underwritten Shelf Take-Down Notice, and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Shelf Take-Down Notice pursuant to Section 1.6.

Section 3.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or Article II shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders of the Registrable Securities shall be borne, pro rata, by such Holders included in such registration.

Section 3.5 Cooperation by Holders. The Holder or Holders of Registrable Securities included in any registration shall, and the Purchaser shall cause such Holder or Holders to, furnish to the Company the number of Registrable Securities held by such Holder or Holders, the distribution proposed by them and such information regarding them and their Affiliates as the Company or its representatives may reasonably request in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I and Article II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof; and

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws, (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(d) on receipt of any notice from the Company of the occurrence of any of the events specified in Section 3.1(f) or clauses (ii) or (iii) of Section 3.1(n), or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any Registrable Securities, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities until the offering, sale and distribution of the Registrable Securities may recommence in accordance with the terms hereof and applicable law.

Section 3.6 Rule 144 Reporting; 144A Eligibility. (a) With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its reasonable best efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement, (ii) furnish to the Holder following a request given in accordance with Section 6.8 (x) a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act and (y) any other such information or documentation as may be requested by a Holder pursuant to an SEC rule or regulation that permits the sale of securities without registration in reliance on Rule 144.

(b) For so long as a Holder owns Series B Preferred Stock, the Company will use its reasonable best efforts to make the Series B Preferred Stock eligible for resale under Rule 144A, provided that in no event shall the Company be obligated to list or seek to list the Series B Preferred Stock on any stock exchange or other securities market.

Section 3.7 Holdback Agreement. If the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Purchaser that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides the Purchaser and each Holder the opportunity to participate in such offering in accordance with and to the extent required by Section 1.7, each Holder participating in such offering shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities (including, without limitation, subject to an exception for shares pledged in a Back Leverage and any foreclosure sales), in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until up to 90 days from the date of such prospectus (or such shorter period as shall be required of any director, officer or other shareholder); provided, that nothing herein will prevent any Holder from making a transfer to an Affiliate permitted by Section 5.08(b)(i)of the Investment Agreement.

ARTICLE IV

Indemnification

Section 4.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually and reasonably incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 4.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 4.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

Section 4.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 4.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this

Section 4.2 payable by the Purchaser and any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 4.3 Notification. If any Person shall be entitled to indemnification under this Article IV (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay or (iii) the Indemnifying Party agrees to pay such fees and expenses. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article IV only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 4.4 Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party, on the one hand, or such Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 4.4. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

Transfer and Termination of Registration Rights

Section 5.1 Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned (a) to any Investor in connection with a Transfer (as defined in the Investment Agreement) of Series B Preferred Stock or Common Stock, as applicable, to such Person in a Transfer pursuant to Section 5.08(b)(i)(permitted affiliate transfers) of the Investment Agreement or (b) by a pledge by such Holder of its rights and an assignment by such Holder of its rights in connection with a foreclosure under a pledge of Registrable Securities, in each case, pursuant to any Back Leverage (as defined in the Investment Agreement); provided, however, that, in the case of each of clauses (a) and (b) (with respect to clause (b), only in the case of an assignment by such Holder of such rights), (i) prior written notice of such assignment of rights is given to the Company and (ii) such Investor agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form of Exhibit B hereto.

Section 5.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I or Article II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities (or any shares of Series B Preferred Stock convertible into Common Stock, which Common Stock would constitute Registrable Securities at such time).

ARTICLE VI

Miscellaneous

Section 6.1 Amendments and Waivers. Subject to compliance with applicable law, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed by the Company and the Holder(s) with respect to which such amendment or waiver is applicable.

Section 6.2 Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided that the Purchaser may execute such waivers on behalf of any Investor.

Section 6.3 Assignment. Except as provided in Section 5.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that the Purchaser may provide any such consent on behalf of the Investors.

Section 6.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 6.5 Entire Agreement; No Third Party Beneficiary. This Agreement, and the other Transaction Documents (as defined in the Investment Agreement), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 6.6 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 6.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 6.8 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 6.7 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.7.

Section 6.8 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

II-VI Incorporated

375 Saxonburg Blvd.

Saxonburg, PA 16056

Attn: Walter R. Bashaw II, President

Email: Bob.Bashaw@II-VI.com

with a copy (which shall not constitute notice) to:

II-VI Incorporated

375 Saxonburg Blvd.

Saxonburg, PA 16056

Attn: Jo Anne Schwendinger, Chief Legal and Compliance Officer and Secretary

Email: JoAnne.Schwendinger@II-VI.com

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attn: Andrew J. Nussbaum

Karessa L. Cain

Email: AJNussbaum@wlrk.com

KLCain@wlrk.com

(b)	If to the Purchaser at:

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, MA 02116

Attn: Stephen Pagliuca, Ken Hanau, Joseph Robbins, David Hutchins

Email: spagliuca@baincapital.com; khanau@baincapital.com;

jrobbins@baincapital.com; dhutchins@baincapital.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Joshua N. Korff, P.C.

Christopher M. Thomas, P.C.

Email: joshua.korff@kirkland.com

christopher.thomas@kirkland.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 6.9 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 6.10 Expenses. Except as provided in Section 3.4, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.11 Interpretation. The rules of interpretation set forth in Section 7.12 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.

Section 6.12 Purchaser.

(a) Each Holder hereby consents, for so long as the Purchaser holds any Registrable Securities, to (i) the appointment of the Purchaser as the attorney-in-fact for and on behalf of such Holder and (ii) the taking by the Purchaser of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including (A) the exercise of the power to agree to execute any consents under this Agreement and all other documents contemplated hereby and (B) the taking of all actions necessary in the judgment of the Purchaser for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby.

(b) Each Holder shall be bound by the actions taken by the Purchaser exercising the rights granted to it by this Agreement or the other documents contemplated by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Purchaser.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

II-VI INCORPORATED

By:	/s/ Walter R. Bashaw II
Name: Walter R. Bashaw II
Title: President

[Signature Page to Registration Rights Agreement]

BCPE WATSON (DE) SPV, LP

By:	/s/ Joseph Robbins
Name:	Joseph Robbins
Title:	President

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINED TERMS

1.	The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with outside legal counsel): (a) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (c) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Investment Agreement.

“Business Day” shall have the meaning given to such term in the Investment Agreement.

“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, no par value.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” means any Investor holding Registrable Securities.

“Permitted Transferee” with respect to the Purchaser means any Person who becomes a Holder or is otherwise entitled to registration rights hereunder as a result of a transfer by the Purchaser or its Affiliates, as applicable, in each case in accordance with Section 5.1 hereof, the Investment Agreement and applicable law.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means as of any date of determination, (a) any shares of Series B Convertible Preferred Stock, (b) any shares of Common Stock issued or issuable to a Holder upon the conversion of shares of Series B Preferred Stock, and (c) any other securities issued or issuable with respect to any such shares of Common Stock and Series B Convertible Preferred Stock by way of share split, share dividend, distribution, recapitalization, reclassification, merger, exchange, replacement, reorganization, consolidation or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned in accordance with the terms of this Agreement to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) are met or (v) as to any Registrable Securities that are Common Stock, at any time such Holder and its Affiliates own less than 1% of the outstanding shares of Common Stock.

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Article I, Article II or Article III, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, and fees and disbursements of counsel for the Company, fees and disbursements of the Company’s independent public accountants, fees and disbursements of the transfer agent and registrars, blue sky fees, FINRA fees and expenses; and (b) reasonable, documented out-of-pocket fees and expenses of one outside legal counsel for all Holders retained in connection with any registration contemplated hereby.

“Relevant Holders” means any lender (or agent therefor) under any Back Leverage in its respective capacity as a Holder following a foreclosure under any such Back Leverage.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 5.10 of the Investment Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 144A” means Rule 144A promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the Registrable Securities registered by the Holders and the fees and expenses of any auditor of any Holders or any counsel to any Holders (other than such fees and expenses included in Registration Expenses).

“Shelf Registration Statement” means the Resale Shelf Registration Statement, a Subsequent Shelf Registration Statement or any other shelf registration statement pursuant to which any Registrable Securities are registered, as applicable.

“Target Merger Agreement” shall have the meaning given to such term in the Investment Agreement.

“Underwritten Offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm-commitment basis for reoffering to the public.

2.	The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	Section 6.6(b)
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 4.1
Demand Registration	Section 2.1
Demand Registration Request	Section 2.1
Demand Registration Statement	Section 2.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Interruption Period	Section 3.2
Investment Agreement	Recitals
Investor	Preamble
Investors	Preamble
Losses	Section 4.1
Minimum Amount	Section 1.6(b)
Offering Persons	Section 3.1(l)
Piggyback Notice	Section 1.7(a)
Piggyback Registration Statement	Section 1.7(a)
Piggyback Request	Section 1.7(a)
Purchaser	Preamble
Resale Shelf Registration Statement	Section 1.1
Restricted Period	Section 1.1
Series B Preferred Stock	Recitals
Shelf Offering	Section 1.6(a)
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration Statement	Section 1.3
Underwritten Shelf Take-Down	Section 1.6(b)
Underwritten Shelf Take-Down Notice	Section 1.6(a)

EXHIBIT B

JOINDER TO REGISTRATION RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement, dated as of [•] (the “Registration Rights Agreement”), by and between II-VI Incorporated (the “Company”) and [•] (the “Investor”). Capitalized terms used and not defined herein shall have the meanings set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder and an Investor as of the date hereof in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of [•], 20[ ].

[HOLDER]

By:
Name:
Title:

B-1

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), effective as of July 16, 2021 is made by and between II-VI Incorporated, a Pennsylvania corporation (the “Company”), and BCPE Watson (DE) SPV, LP, a Delaware limited partnership (the “Purchaser” and, together with the Company, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Registration Rights Agreement, dated March 31, 2021 (as amended from time to time, the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as set forth herein pursuant to Section 6.1 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained in this Amendment, and other good and valuable consideration, and intending to be legally bound thereby, the Parties hereby agree as follows:

1. Amendment.

a. Clause (a) of Section 5.1 of the Agreement is hereby amended and restated in its entirety as follows:

“(a) to any Investor in connection with a Transfer (as defined in the Investment Agreement) of Series B Preferred Stock or Common Stock, as applicable, to such Person in a Transfer pursuant to Section 5.08(b)(i) (Permitted Transferee transfers) or Section 5.08(b)(viii) (permitted affiliate transfers)”

2. Ratification of Binding Provisions. All other paragraphs, provisions, and clauses in the Agreement not modified by this Amendment shall remain in full force and effect as originally written.

3. Electronic Delivery; Counterparts. This Amendment, to the extent signed and delivered by electronic transmission showing the signature of a party, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person by such party. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense. This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first written above.

II-VI INCORPORATED

By:	/s/ Walter R. Bashaw II
Name:	Walter R. Bashaw II
Title:	President

BCPE WATSON (DE) SPV, LP

By:	/s/ Joseph Robbins
Name:	Joseph Robbins
Title:	President